DRAFT NOT FOR IMMEDIATE RELEASE Arcutis Appoints Interim Chief Financial Officer (CFO) • Former and First Arcutis CFO, John Smither, Appointed Interim WESTLAKE VILLAGE, Calif., August 18, 2023 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), an early commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today announced that John W. Smither, who served as Arcutis’ first Chief Financial Officer (CFO) from 2019 to 2021, has been appointed interim CFO effective August 31. He is replacing Scott Burrows, who is leaving the Company as of such date to pursue an external opportunity. “We are delighted that John has agreed to step in as interim CFO. He brings an incredible depth and breadth of both financial acumen and dermatology experience from his 25+-year career in the pharmaceutical industry, culminating in five successive CFO roles including his previous stint at Arcutis,” said Frank Watanabe, President and Chief Executive Officer of Arcutis. “On behalf of our Board and team, I would like to thank Scott for his tremendous contributions to Arcutis. We are grateful for his leadership, which was critical to the evolution of our financial organization in order to support the establishment and growth of our commercial operations in the United States and Canada, and we wish him success in his future endeavors.” “I am excited to rejoin the Arcutis team as interim CFO and continue the Company’s success delivering new innovations for serious skin diseases,” added John Smither. “With the first topical phosphodiesterase-4 inhibitor approved for plaque psoriasis and the potential approval of roflumilast foam for seborrheic dermatitis anticipated later this year, the Company is well positioned to further its leadership in medical dermatology.” “It’s been a privilege to be a part of Arcutis’ growth over the last four years,” said Scott Burrows. “The Company has made great progress with the launch of ZORYVE® (roflumilast) cream 0.3% in plaque psoriasis and has the potential of multiple subsequent approvals and launches in the next 18 months. I wish the entire team great success in the future.”

As Arcutis’ first CFO, John led the successful IPO in 2020, and built the finance function from the ground up. Prior to Arcutis, Mr. Smither served as CFO for Sienna Biopharmaceuticals from January 2016 to March 2017 and again from March 2018 to April 2019. From October 2017 to April 2018, he was interim CFO for Kite Pharma during its integration with Gilead, and prior to that, was CFO at Unity Biotechnology from January 2016 to 2017. Earlier, he served as CFO of Kythera Biopharmaceuticals, Inc. from November 2007 until it was acquired by Allergan in October 2015 for $2.1 billion. In his various CFO positions, Mr. Smither oversaw multiple private and public financing rounds, including Kythera’s initial public offering, and initial IPO preparations at Unity and Sienna. He also serves on the Board of Directors of eFFECTOR Therapeutics, Applied Molecular Transport Inc. and NewAmsterdam Pharma Company N.V. About ZORYVE® ZORYVE (roflumilast) cream 0.3% is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in patients 12 years of age and older. IMPORTANT SAFETY INFORMATION The use of ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C). The most common adverse reactions (≥1%) include diarrhea (3%), headache (2%), insomnia (1%), nausea (1%), application site pain (1%), upper respiratory tract infection (1%), and urinary tract infection (1%). Please see full Prescribing Information. About Arcutis Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is an early commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio that harnesses our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp and body psoriasis, atopic dermatitis, seborrheic dermatitis, and alopecia areata. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, and Twitter. Forward-Looking Statements Arcutis cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential for ZORYVE to simplify disease management for care of plaque psoriasis; the potential of real-world use results of roflumilast cream, as well as the commercial launch of ZORYVE in plaque psoriasis, and the timing of regulatory filings and potential approvals for a number of dermatology indications for roflumilast in the United States and Canada. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the "Risk Factors" section of our Form 10- K filed with U.S. Securities and Exchange Commission (SEC) on February 28, 2023, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward- looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Contacts: Media Amanda Sheldon, Head of Corporate Communications asheldon@arcutis.com

Investors Eric McIntyre, Head of Investor Relations emcintyre@arcutis.com